U.S. Gold Corp. Releases Additional Drill Results and is on Track to Complete Pre-Feasibility Study for the CK Gold Project

- Drill results highlighted by CK20-03c, returning 182.1m of continuous mineralization grading 2.065 g/t AuEq

- Preliminary evaluation of drill results suggest an expected slight increase in overall gold grades relative to predicted grades in the 2017 MDA Preliminary Economic Assessment (PEA) resource estimate

- Geologic modeling, resource estimation, geotechnical and hydrological modeling, preliminary mine planning and metallurgical work are all advancing well and are currently on schedule for Pre-Feasibility Study (PFS) completion by end of Q2 2021

ELKO, Nevada, March 30, 2021 – U.S. Gold Corp. (NASDAQ: USAU) (the “Company”), a gold exploration and development company, is pleased to announce additional drill results from its recent 30-hole drilling program for its CK Gold Project, an advanced stage gold and copper exploration and development project located just outside of Cheyenne, Wyoming. A PDF file of drill results to date can be accessed from the link below:

CK Gold Project 2020 drilling results summary table:

www.usgoldcorp.gold/properties/ck-gold-project/2020-drilling

Assumptions: Grades reported represent contained metal as assayed. The calculation of equivalent gold grade assumes the spot prices for gold, silver and copper as quoted at Kitco.com on December 10, 2020. Future press releases will utilize these same metal prices for all gold-equivalent value calculations.

George Bee, President and CEO of U.S. Gold Corp. stated, “We are presently on track to complete the CK Gold Project Pre-Feasibility Study (PFS) by mid-year. By design, we have gone well beyond what would normally be necessary for a PFS so that we can move on to evaluate the project at the Feasibility Study (FS) level by the end of the year, having gathered any supplemental data necessary from the project site during the 2020 summer field season. Project environmental baseline monitoring continues, having started last September with the objective of being in a position to submit a permit application to the State of Wyoming once a development decision has been made post FS evaluation. While a development decision is contingent on many factors, we are encouraged by what we have seen.”

Comments on overall progress:

●	All results for metallurgical core holes have been received, representative composites have been made, and metallurgical testing is ongoing and well advanced. Preliminary results to date suggest higher gold and copper recoveries from high-grade oxide mineralization than in the previous Preliminary Economic Assessment (PEA).

●	RC drilling to the southeast of the known deposit has extended the footprint of mineralization; mineralization remains open along strike to the southeast and at depth.

●	Mineralization remains open down-plunge to the northwest, where previously released hole CK20-01c ended in mineralization better than 2 g/t Au.

●	Final results for the remaining eight drill holes are expected by end of March.

●	A better understanding and application of geologic constraints (structural, lithologic and alteration) to the resource estimation suggests a potentially better overall grade relative to the MDA model and the conversion of material to measured and indicated categories from inferred.

Figure 1: CK Gold Deposit with 2020 drilling

Geologic Observations:

The 2020 drilling program included televiewer surveys of geotechnical core holes and surface mapping by our geotechnical consultants, Piteau Associates USA Ltd. Data generated from this work allowed the development of a fault model for the CK Gold deposit which did not previously exist. The importance of these faults is in forming hard boundaries to gold-copper mineralization, as well as lithologic-alteration boundaries. Of perhaps the greatest importance is the verification of the position of the Copper King fault on the east side of the deposit, forming a clear, hard boundary to gold-copper mineralization. Whether this fault is post-mineral or syn-mineral and grade controlling is yet to be determined, requiring drilling under post-mineral White River Formation to the southeast of the known mineralization. The 2017 work by Mine Development Associates (MDA) did not have the information now available, and as a consequence grade was estimated across the Copper King fault. The updated block model for the upcoming PFS should be much better constrained geologically and more reliable.

QA/QC Procedure

U.S. Gold Corp. employs a rigorous QA/QC protocol on all aspects of sampling and analytical procedure. Drill core is checked, logged, marked for sampling, and sawn in half. One-half of each drill core is maintained for future reference and the other half of each drill core is sent to Bureau Veritas, an ISO 17025 accredited laboratory in Reno, Nevada to complete all sample preparation and assaying. Samples are analyzed employing fire assaying with atomic absorption finish for gold, and four-acid ICP-MS analysis for silver and copper. For QA/QC purposes, certified standards, blank samples and sample duplicates are inserted into the sample stream. U.S. Gold Corp. also periodically submits sample pulps to another independent laboratory for check analysis.

COVID-19 Policy

U.S. Gold Corp. recognizes the heightened health risks associated with the current pandemic. At this stage of the CK Gold Project development, focusing largely on the gathering of information from the field, our personnel, contractors and consultants do not need to come into close contact with others apart from work within individual pods such as the drill crew and core logging personnel. Much of our work is conducted outdoors and physically separated. Meetings are conducted from remote locations using available video conferencing software. When it is necessary for individuals to meet or visit facilities, health guidelines are followed to avoid and minimize the risk of spreading the COVID-19 virus. We take the health and safety of all those associated with our activities very seriously. If necessary, we will suspend activities and observe quarantine regimens until any health uncertainty passes.

Note on Qualified Person

This statement has been reviewed by Kevin Francis, P Geo, SME Registered Member, Principal of Mineral Resource Management LLC, who has inspected the data furnished in this announcement and has knowledge of the activities outlined in the CK Gold Project update. Acting within the scope of his expertise, Mr. Francis, as a Qualified Person, has reviewed the information provided and finds it to be accurate and reflecting facts.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates available on the US. Gold Corp. website. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

Cautionary Note to U.S. Investors Concerning Mineral Resources

We may use certain terms on this press release, which are defined in Canadian Institute of Metallurgy guidelines, the guidelines widely followed to comply with Canadian National Instrument 43-101-- Standards of Disclosure for Mineral Projects (“NI 43-101”). We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the “SEC”). However, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Note that a preliminary economic assessment is preliminary in nature, and it includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves, and there is no certainty that the preliminary assessment will be realized.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:
+1 800 557 4550
ir@usgoldcorp.gold
www.usgoldcorp.gold